SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of Report: March 26, 1998
                        (Date of earliest event reported)


                           NU SKIN ASIA PACIFIC, INC.
             (Exact name of Registrant as specified in its charter)




Delaware                            1-12421                       87-0565309
(State or other                   (Commission                  (I.R.S. Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)



75 West Center Street, Provo, Utah                                         84601
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code:               (801) 345-6100
                                                                  --------------



         (Former name or former address, if changed since last report.)

                    The Index to Exhibits appears on page 5.


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Item 2.  Acquisition or Disposition of Assets.

        On March 26, 1998, Nu Skin Asia Pacific, Inc., a Delaware corporation ("NSAP") completed the previously announced acquisition of the capital stock of Nu Skin International, Inc., a Utah corporation ("NSI"), its primary supplier and the owner of rights to the worldwide Nu Skin distributor network, the Nu Skin product formulas and trademarks and the rights to future markets for Nu Skin products worldwide. In addition, NSAP acquired the capital stock of NSI affiliates operating in Europe, South America, Australia and New Zealand and certain other NSI affiliates, including Nu Skin Europe, Inc., a Delaware corporation; Nu Skin U.K., Ltd., a United Kingdom corporation, domesticated in Delaware under the name Nu Skin U.K., Inc.; Nu Skin Germany, GmbH, a German corporation, domesticated in Delaware under the name Nu Skin Germany, Inc.; Nu Skin France, SARL, a French corporation, domesticated in Delaware under the name Nu Skin France, Inc.; Nu Skin Netherlands, B.V., a Netherlands corporation, domesticated in Delaware under the name Nu Skin Netherlands, Inc.; Nu Skin Italy, (SRL.), an Italian corporation, domesticated in Delaware under the name Nu Skin Italy, Inc.; Nu Skin Spain, S.L., a Spanish corporation, domesticated in Delaware under the name Nu Skin Spain, Inc.; Nu Skin Belgium, N.V., a Belgium corporation, domesticated in Delaware under the name Nu Skin Belgium, Inc.; Nu Skin Personal Care Australia, Inc., a Utah corporation; Nu Skin New Zealand, Inc., a Utah corporation; Nu Skin Brazil, Ltda., a Brazilian corporation, domesticated in Delaware under the name Nu Skin Brazil, Inc.; Nu Skin Argentina, Inc., a Utah corporation; Nu Skin Chile, S.A., a Chilean corporation, domesticated in Delaware under the name Nu Skin Chile, Inc.; Nu Skin Poland Spa., a Polish corporation, domesticated in Delaware under the name Nu Skin Poland, Inc.; Nu Skin International Management Group, Inc., a Utah corporation; and Cedar Meadows, L.C. (together with NSI, the "Acquired Entities").

        The initial consideration paid by NSAP to the stockholders of the Acquired Entities (the "NSI Stockholders") consisted of 2,986,663 shares of a newly created series of preferred stock of NSAP (the "Series A Preferred Stock"). Contingent upon NSI and NSAP meeting certain earnings growth targets, NSAP may pay up to $100 million in cash (up to $25 million per year) to the NSI Stockholders over the next four years. In connection with the acquisition, NSAP also will assume the liabilities of the Acquired Entities, including the obligation to repay approximately $156 million principal amount of promissory notes (the "S Distribution Notes") previously distributed to the NSI Stockholders for payment of earned and undistributed S corporation earnings in the Acquired Entities. The S Distribution Notes bear interest at 8% per annum and mature on December 31, 2004.

        The shares of Series A Preferred Stock will be automatically converted on a one-to-one basis, subject to adjustment, into shares of Class A Common Stock of NSAP if stockholder approval for such conversion is obtained. NSAP intends to seek approval for conversion at its next annual meeting, scheduled for May 5, 1998. If stockholder approval for conversion is not received prior to September 30, 1998, NSAP may, at its option, redeem the Series A Preferred Stock at a redemption price per share equal to the lesser of (i) $14.0625 (the "Preference Value") or (ii) 60% of average of the last sales prices per share of the Class A Common Stock of the Company on the New York Stock Exchange for the 20 consecutive trading days ending on the trading day five days prior the redemption date. The redemption price would be payable 25% in cash on the redemption date and the remaining 75% in equal installments on the anniversary of the redemption date in each of the three succeeding years. If stockholder approval for conversion is not received prior to September 30, 1998, the Series A Preferred Stock will also be entitled to cumulative dividends at the rate of 7% of the Preference Value per share per annum, payable quarterly. If such dividends become in arrears in an amount equal to at least six quarterly dividends, holders of the Series A Preferred Stock will have the right to elect two new directors, provided that such right will terminate when all accrued and unpaid dividends are paid. The shares of Series A Preferred Stock are entitled to a liquidation preference equal to the Preference Value per share.

        Several of the NSI Stockholders were at the time of the acquisition and continue to be significant holders of the Class A Common Stock of NSAP and collectively the NSI Stockholders held and continue to hold all of the outstanding shares of the Class B Common Stock of NSAP. In addition, several of the NSI Stockholders were at the time of the acquisition and continue to be directors and/or officers of NSAP. The acquisition was approved by a special committee of NSAP's board of directors consisting solely of members of the board who were not NSI Stockholders.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

        (a)    Financial Statements of Businesses Acquired.

               Financial statements for the Acquired Entities required in connection with the acquisition of the Acquired Entities will be filed by amendment within 60 days of the filing of this Report on Form 8-K.

        (b)    Pro Forma Financial Information.

               Pro forma financial information required in connection with the acquisition of the Acquired Entities will be filed by amendment within 60 days of the filing of this Report on Form 8-K.

        (c)    Exhibits.

               2.1 Stock Acquisition Agreement dated as of February 27, 1998 among Nu Skin Asia Pacific, Inc. and the NSI Stockholders (incorporated by reference to Exhibit 2.1 of the Annual Report on Form 10-K filed by Nu Skin Asia Pacific, Inc. on March 13, 1998 with the Securities and Exchange Commission).


                                   SIGNATURES:

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.


                                            NU SKIN ASIA PACIFIC, INC.
                                                   (Registrant)


                                            By:  /s/ M. Truman Hunt
                                                 M. Truman Hunt
                                                 Vice President of Legal Affairs
                                                 and Investor Relations

Dated: March 31, 1998


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                                INDEX TO EXHIBITS


Exhibit Description

2.1 Stock Acquisition Agreement dated as of February 27, 1998 among Nu Skin Asia Pacific, Inc. and the NSI Stockholders (incorporated by reference to Exhibit 2.1 of the Annual Report on Form 10-K filed by Nu Skin Asia Pacific, Inc. on March 13, 1998 with the Securities and Exchange Commission).